UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 24, 2006

Date of Report: (Date of earliest event reported)
CA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One CA Plaza, Islandia, New York		11749

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (631) 342-6000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1: SEPARATION AGREEMENT

Item 1.01 Entry of a Material Definitive Agreement.
     On July 24, 2006, CA, Inc. (the “Company”) entered into the Company’s standard form of Separation Agreement and General Claims Release (the “Separation Agreement”) with Gregory Corgan, the Company’s former Executive Vice President of Worldwide Sales. The following summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Mr. Corgan’s employment with the Company ended on June 30, 2006.
     Pursuant to the Separation Agreement, Mr. Corgan provided the Company with a general release of claims against the Company, certified that he has complied with his employment and confidentiality agreement, acknowledged his obligation to continue to preserve the confidentiality of certain information created or learned during his employment and agreed to make himself available in connection with matters relating to his employment. In exchange for this general release, the Company agreed to pay Mr. Corgan the sum of $550,000 (equal to one year’s base salary) and $12,000 to assist him with medical insurance coverage. The Company also agreed to indemnify Mr. Corgan with respect to any action, suit or proceeding to which he is made or threatened to be made a party that arises out of Mr. Corgan’s good faith performance of his job responsibilities with the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Separation Agreement and General Claims Release, dated as of July 24, 2006, between CA, Inc. and Gregory Corgan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Dated: July 25, 2006	By:	/s/ Kenneth V. Handal

Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary